Acquisition of United Security Bancshares Investor Presentation | December 17, 2025 NASDAQ: CWBC | NASDAQ: UBFO

2 Disclaimer Forward Looking Statements This communication contains certain forward-looking information about Community West Bancshares (“CWBC”), United Security Bancshares (“UBFO”), and the combined company after the close of the merger and is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks, uncertainties, and contingencies, many of which are difficult to predict and are generally beyond the control of CWBC, UBFO and the combined company. CWBC and UBFO caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. In addition to risk factors previously disclosed in reports filed by CWBC and UBFO with the Securities and Exchange Commission (“SEC”), risks and uncertainties for each institution and the combined institution include, but are not limited to lower than expected revenues, credit quality deterioration or a reduction in real estate values could cause an increase in the provision for credit losses and allowance for credit losses and a reduction in net earnings, increased competitive pressure among depository institutions, the possibility that changes in the interest rate environment may reduce net interest margins, higher than anticipated operating expenses, the effectiveness of the parties’ risk management framework, asset/liability repricing risks and liquidity risks, the ability to complete the merger; government approval may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; approval by the shareholders of CWBC and UBFO may not be obtained; the successful integration of UBFO, or achieving expected beneficial synergies and/or operating efficiencies, in each case might not be obtained within expected time-frames or at all; and the possibility that personnel changes/retention will not proceed as planned. All forward-looking statements included in this communication are based on information available at the time of the communication. Pro forma, projected and estimated numbers are used for illustrative purposes only and are not forecasts, and actual results may differ materially. CWBC and UBFO are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward- looking statements, whether as a result of new information, future events or otherwise except as required by law. Use of Non-GAAP Financial Measures This presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures include ”Tangible Book Value and “Tangible Common Equity Ratio.” CWBC believes that these non-GAAP financial measures provide both management and investors a more completed understanding of CWBC’s deposit profile and capital. These non-GAAP financial measures are supplemental and are not substitute for any analysis based on GAAP financial measures. Because not all companies use the same calculation of “Tangible Book Value” and “Tangible Common Equity Ratio,” this presentation may not be comparable to other similarly titled measures as calculated by other companies.

3 Additional Information Additional Information In connection with the proposed merger, CWBC intends to file a Registration Statement on Form S-4 with the SEC that will include a joint proxy statement of CWBC and UBFO and a prospectus of CWBC as well as other relevant documents concerning the proposed transaction. The joint proxy statement will be distributed to the shareholders of CWBC and UBFO in connection with their vote on the proposed transaction. SHAREHOLDERS OF UBFO AND CWBC ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The joint proxy statement and prospectus and other relevant materials (when they become available), and any other documents filed by CWBC and UBFO with the SEC, may be obtained free of charge at CWBC’s website at www.communitywestbank.com under the tab “Investor Relations” and then under “SEC Filings” or at the SEC’s website at www.sec.gov. CWBC’s documents may also be obtained free of charge from CWBC by requesting them in writing to Community West Bancshares, 7100 N. Financial Drive, Suite 101, Fresno, California 93720; Attention: Shannon Livingston, or by telephone at (559) 298-1775. UBFO documents filed with the SEC may be obtained free of charge at UBFO’s website at www.unitedsecuritybank.com or at the SEC’s website at www.sec.gov. United Security documents may also be obtained free of charge from UBFO by requesting them in writing to UBFO, 2126 Inyo Street, Fresno, California 93721, or by telephone at (888) 663-6030; Attention: David Kinross. Participants in the Solicitation The directors, executive officers and certain other members of management and employees at CWBC and UBFO may be deemed participants in the solicitation of proxies in favor of the merger from their respective shareholders. Information about the directors and executive officers of CWBC is included in the proxy statement for its 2025 Annual Meeting of Shareholders, which was filed with the SEC on April 26, 2025. Information about the directors and executive officers of UBFO is included in the proxy statement for its 2025 Annual Meeting of Shareholders, which was filed with the SEC on April 7, 2025. No Offer or Solicitation This communication is for informational purposes only and is not intended to and does not constitute an offer to subscribe for, buy or sell, or the solicitation of an offer to subscribe for, buy or sell, or an invitation to subscribe for, buy or sell any securities or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, invitation, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

4 ▪ Materially Accelerates Scale and Profitability ▪ Pro Forma Footprint Solidifies Presence in Attractive California Markets ▪ Diversification of Customer Mix and Products ▪ Compelling Financial Impact ▪ Complementary Cultures with Shared Community Focus $5.0B Pro Forma Assets $3.5B Pro Forma Loans $4.2B Pro Forma Deposits $644M Pro Forma Market Cap(2) 16.4% Pro Forma ’27 ROATCE 1.50% Pro Forma ’27 ROAA (1) Pro forma financials are estimated at close and include the impact of purchase accounting adjustments (2) CWBC market capitalization as of December 16, 2025, inclusive of stock issued in transaction Source: S&P Capital IQ Pro Emergence of the Dominant Community Bank in Central California 15.6% Pro Forma ’27 EPS Accretion 3.0 Years TBV Earn Back Period CWBC Locations (27) UBFO Locations (14) Key Highlights(1) Sacramento Fresno San Francisco Los Angeles 8.3x Current Price / Pro Forma ‘27E EPS Goleta Strategic Rationale

5 (1) Financial data shown as of September 30, 2025 (2) CAGR calculated since September 30, 2015 Source: S&P Capital IQ Pro Community West Bancshares (CWBC) • Founded in 1979 and headquartered in Fresno, CA • Operates 26 branches and 1 administrative location spread across the Central California Coastline and the Central Valley of California with 338 employees • Formerly known as Central Valley Community Bancorp, completed a transformational merger with Community West Bancshares in April 2024 • Strong credit quality with NPAs/Assets levels at 0.2% Overview of Community West Bancshares CWBC Locations (27) $3.6B Total Assets 4.20% MRQ NIM $3.1B Deposits 0.95% LTM ROAA 79.7% Loans / Deposits 1.41% MRQ Cost of Deposits $2.5B Gross Loans 57.6% MRQ Efficiency Ratio 35.5% NIB / Deposits Financial Highlights(1) 9.5% Leverage Ratio 11.3% 10 Year Asset CAGR(2) 0.2% NPAs / Assets

6 (1) Total deposits less jumbo time deposits and brokered deposits (2) Financial data shown as of September 30, 2025 (3) CAGR calculated since September 30, 2015 Source: S&P Capital IQ Pro United Security Bancshares (UBFO) • Founded in 1987 and headquartered in Fresno, CA • Nearly 4 decades of serving local communities centered around the Fresno market • Operates 13 branches and 1 administrative location spread throughout the Central Valley of California with 114 employees • Low-cost deposit franchise comprised of 87.8% core deposits(1) with an MRQ cost of total deposits of 1.13% UBFO Locations (14) $1.2B Total Assets 4.35% MRQ NIM $1.1B Deposits 0.94% LTM ROAA 89.1% Loans / Deposits 1.13% MRQ Cost of Deposits $1.0B Gross Loans 53.1% MRQ Efficiency Ratio 35.7% NIB / Deposits Financial Highlights(2) Overview of United Security Bancshares 12.4% Leverage Ratio 5.6% 10 Year Asset CAGR(3) 1.1% NPAs / Assets

7 Merger Structure & Consideration • Community West Bancshares (CWBC) & United Security Bancshares (UBFO) • 100% Stock Consideration • CWBC to issue shares to UBFO shareholders • Fixed Exchange Ratio: 0.452x Pricing(1) • Implied deal value per share of $10.88 • Implied aggregate deal value of $191.9M(2) • Price / TBV of 143.7% at announcement • Price / LTM EPS of 16.9x • Price / 2026E(3) EPS of 12.3x Ownership • 70.6% CWBC / 29.4% UBFO Pro Forma Leadership & Board of Directors • CWBC management remains in their current roles • Dennis Woods, Chairman, CEO and President of UBFO, to the role of Chairman Emeritus with an ongoing focus on key client retention • CWBC’s Board of Directors will remain at 15 directors, with 2 UBFO Directors to be appointed • One UBFO appointee to the Pro Forma Board of Directors will be UBFO’s current Vice Chairman Jay Gill, with the second appointee determined upon completion of the transaction Headquarters • Fresno, CA Pro Forma Entity • United Security Bancshares (UBFO) will merge into Community West Bancshares (CWBC) • United Security Bank will merge into Community West Bank • Combined Holding Company and Bank will retain Community West Bancshares and Community West Bank branding Timing & Approval • Subject to shareholder approval by both CWBC and UBFO • Subject to customary regulatory approvals • Expected closing in the 2nd quarter of 2026 Transaction Summary (1) Based upon CWBC closing price of $24.06 as of December 16, 2025 (2) Based on expected 17,639,293 shares outstanding, inclusive of unvested restricted stock units and restricted stock awards that are expected to be granted prior to transaction close (3) Based on $15.6M estimated UBFO earnings for 2026 (internal projections of CWBC management)

8 Estimated Marks on Balance Sheet • Loan Interest Rate Fair Value Mark: $31.2 million (3.2%), accreted over 5 years (SYD)(1) • Loan Credit Fair Value Mark: $18.5 million (1.9% of total loans est. at close) • Allowance Recapture: 100% of ACL ($16.7 million) • Time Deposits Fair Value Mark: $0.02 million (0.03%), amortized over 1 year (straight-line) • AOCI: $11.4 million, accreted over 5 years (straight-line) Cost Savings • Cost savings equal to approximately 45% of UBFO’s noninterest expense • $14.7 million in pre-tax cost savings expected in 2027 • 75% expected to be phased-in 2026; 100% phased-in 2027 and thereafter Estimated Merger Costs • $20.8 million in pre-tax transaction expenses • Fully reflected in computation of pro forma tangible book value per share at closing Core Deposit Intangible • Core deposit intangible of 3.75% of UBFO’s estimated core deposits(2) at close • Amortized over 10 years (SYD) Other • UBFO stock options will be exchanged for cash Key Transaction Assumptions (1) As proxy for level yield requirement under GAAP (2) Core deposits defined as total deposits less time deposits, brokered and ICS deposits

9 Compelling Financial Impact (1) Based on Street Consensus estimates for CWBC and internal projections for UBFO (2) 2026 EPS accretion reflects results for six-month period following transaction close (3) TBV and TCE/TE are non-GAAP metrics, see reconciliation for details; TBV earn back based on cross-over method (4) IRR calculation assumes 12.0x terminal price/earnings multiple Source: S&P Capital IQ Pro ~300 bps 2027 ROATCE Improvement 15.6% 2027 EPS Accretion ~25 bps 2027 ROAA Improvement 10.9%(2) 2026 EPS Accretion 3.0 TBV Earn Back (Years) (9.5%) TBV Dilution at Close 9.92% Leverage Ratio 8.51%(3) TCE / TE 14.6% TRBC Ratio 12.4% Tier 1 Ratio ~20% IRR(4) Earnings Impact(1) TBV Impact(3) Pro Forma Metrics Pro Forma Capital Attractive Use of Capital

10 16.4% 13.2% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% 20.0% 1.50% 1.26% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 1.4% 1.3% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% Compelling Financial Impact (1) Peers defined as publicly traded banks headquartered in the Western Region with $3.5B - $7.5B in total assets; NASDAQ-traded Peer analysis compares first full year 2027E Pro Forma Company against peer consensus 2027E metrics Source: S&P Capital IQ Pro Pro Forma Financial Impact vs. Peers(1) ROATCE MRQ Cost of Deposits ROAA Pro Forma Pro Forma Pro Forma

11 Western Peers(1) Estimated Profitability(2) Median Top Quartile(3) ROAA 1.50% 1.31% 1.55% ROATCE 16.4% 11.5% 14.3% Capital & Liquidity(4) Loans / Deposits 82.9% 85.8% 94.3% CET1 12.0% 12.7% 14.9% Leverage Ratio 9.9% 10.6% 11.0% NPAs / Assets 0.42% 0.51% 0.94% Market Information(5) Stock Price $24.06 ― ― Pro Forma 2027E EPS(6) $2.89 ― ― Price / Forward EPS(6) 8.3x 10.3x 11.8x (1) Peers defined as publicly traded banks headquartered in the Western Region of the U.S. with $3.5B - $7.5B in total assets; NASDAQ-traded (2) Pro forma company 2027E metrics compared to consensus 2027E metrics for peers (3) Top Quartile metrics are the threshold to be in the Top Quartile (4) Pro forma company at close compared to September 30, 2025 data for peers (5) Market information as of December 16, 2025; Pro forma company 2027E compared to consensus 2027E for peers (6) See page 19 for details on Pro Forma 2027E EPS Source: S&P Capital IQ Pro Top Performing Pro Forma Community Bank

12 $24.06 $29.79 $34.15 $0. 00 $5. 00 $10. 0 $15. 0 $20. 0 $25. 0 $30. 0 $35. 0 $40. 0 Current Stock Price Pro Forma CWBC (Median) Pro Forma CWBC (Top Quartile) Combined Company Positioned for Upside Western Peers(1) Pro Forma Metrics Median Top Quartile 2027 EPS(2): $2.89 Price / Pro Forma ’27 EPS 10.3x 11.8x Current Price: $24.06 Implied Value to CWBC $29.79 $34.15 Upside to CWBC 23.8% 41.9% (1) Peers defined as publicly traded banks headquartered in the Western Region with $3.5B - $7.5B in total assets; NASDAQ-traded Market information as of December 16, 2025; Pro forma company 2027E compared to consensus 2027E for peers (2) See page 19 for details on Pro Forma 2027 EPS Source: S&P Capital IQ Pro

Combination Benefits All Stakeholders

Shareholders

- Significantly accretive to EPS and profitability metrics
  - ~15.6% EPS Accretion(1)
  - Pro Forma ROAA of 1.50% and 16.4% ROATCE
- Maintains well-capitalized status with enhanced capital generation going forward
- Compelling valuation with CWBC trading at 8.3x pro forma 2027 earnings(1)

Customers

- Increased legal lending limit and deeper product base
- Expanded resources and capabilities to serve community while maintaining community bank levels of service
- Expansion allows for further upgrades in technology offerings and facilities

Employees & Culture

- Similar cultures and experienced leadership
- Shared community focus and commitment to small and medium sized businesses
- Both banks well known to each other, including employees and customers
- Significant footprint overlap

Community

- Commitment to our common roots in Fresno centered markets
- Shared history of involvement in the Central Valley
- Strong foundation, with both banks established for 35+ years

United Security Bancshares

(1) Refers to first full year post close EPS in 2027Y; see page 19 for details on Pro Forma 2027 EPS and accretion

Community West Bancshares 13

14 CWBC Creates Strong Value for Shareholders Earnings Per Share(1) Dividends Per Share(2) Tangible Book Value Per Share ROATCE(1) $0.20 $0.18 $0.24 $0.24 $0.31 $0.43 $0.44 $0.47 $0.48 $0.48 $0.48 $0.36 $0. 00 $0. 10 $0. 20 $0. 30 $0. 40 $0. 50 $0. 60 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 YTD'25 $0.48 $1.00 $1.33 $1.10 $1.54 $1.59 $1.62 $2.31 $2.27 $2.17 $0.45 $1.42 $0.45 $0.91 $1.33 $1.34 $1.49 $1.33 $1.32 $2.32 $2.42 $2.32 $1.13 $1.46 $0. 00 $0. 50 $1. 00 $1. 50 $2. 00 $2. 50 $3. 00 2014Y 2015Y 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y 2022Y 2023Y 2024Y 2025T3 $9.09 $9.86 $10.08 $11.15 $11.88 $13.21 $15.19 $16.24 $10.30 $12.97 $13.52 $15.27 $0. 00 $2. 00 $4. 00 $6. 00 $8. 00 $10. 0 $12. 0 $14. 0 $16. 0 $18. 0 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 YTD'25 5.6% 10.7% 12.5% 10.2% 14.0% 12.8% 12.0% 15.0% 20.3% 19.5% 3.6% 13.5% 5.0% 9.6% 12.4% 12.3% 13.3% 10.4% 9.5% 14.8% 21.3% 20.8% 8.3% 13.6% 0.0% 5.0% 10. 0% 15. 0% 20. 0% 25. 0% 2014Y 2015Y 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y 2022Y 2023Y 2024Y 2025T3 (1) 2024 EPS and ROATCE impacted by one-time merger related charges and losses on securities sales (2) CWBC declared a cash dividend of $0.12 per share on 10/15/2025 to shareholders of record on 10/31/2025 which was paid on 11/14/2025 Note: Core net income excludes realized gain on securities and nonrecurring income and expense Source: S&P Capital IQ Pro Earnings Per Share Core Earnings Per Share ROATCE Core ROATCE

Combined Deposit Market Overview – California

Strategic In-Market Expansion Creates a Top 10 Community Bank Under $10B in Assets in California

California Community Banks Under $10 Billion in Assets

Rank	Institution	Branches	June 2025 Deposits ($000)	Total Market Share (%)
1	TriCo Bancshares (CA)	71	$8,384,591	0.5
2	Hanmi Financial Corp. (CA)	23	5,724,714	0.3
3	Preferred Bank (CA)	13	5,477,196	0.3
4	Big Poppy Holdings Inc. (CA)	39	5,412,496	0.3
5	Fremont Bancorp. (CA)	22	5,213,311	0.3
6	Farmers & Merchants Bancorp (CA)	31	4,764,699	0.3
7	Westamerica Bancorp. (CA)	76	4,750,472	0.3
8	Heritage Commerce Corp (CA)	16	4,642,306	0.3
9	River City Bank (CA)	8	4,521,131	0.3
	Pro Forma Company	40	4,056,588	0.2
10	CTBC Finl Holding Co. Ltd.	17	3,988,770	0.2
16	Community West Bancshares (CA)	27	2,995,368	0.2
57	United Security Bancshares (CA)	13	1,061,220	0.1

- Pro forma company will surpass $4 billion in total deposits
- Merger will provide opportunity to serve nearly 10 million residents across pro forma Central California markets
- Median 5-year expected population growth in pro forma markets of 1.09% versus a California average of 0.05%
- 2026 median projected household income of $99.4k in pro forma markets versus national average of $86.9k

Pro Forma Footprint – 2026E County Household Income



$78,148
Fresno
$100,151
Santa Barbara
$78,027
Tulare
$99,367
Sacramento
$118,439
Ventura
$99,386
San Joaquin
$72,714
Madera
$122,021
Placer
$92,067
Stanislaus
$99,753
San Luis Obispo
$64,070
Merced
$75,180
Kern
$173,535
Santa Clara
$86,867
National

United Security Bancshares

Source: S&P Capital IQ Pro

Community West Bancshares 15

16 Banks Under $100 Billion in Assets Rank Institution Branches June 2025 Deposits ($000) Total Market Share (%) Pro Forma Company 18 $2,318,851 12.1 1 Community West Bancshares (CA) 8 1,403,839 7.3 2 FFB Bancorp (CA) 1 1,240,627 6.5 3 United Security Bancshares (CA) 10 915,012 4.8 4 UMB Financial Corp. (MO) 1 698,897 3.6 5 Westamerica Bancorp. (CA) 11 550,447 2.9 6 Zions Bancorp. NA (UT) 2 487,067 2.5 7 CVB Financial Corp. (CA) 2 348,017 1.8 8 Sierra Bancorp (CA) 6 305,948 1.6 9 Murphy Bank (CA) 1 266,744 1.4 10 2011 TCRT (TX) 2 184,914 1.0 Source: S&P Capital IQ Pro Combined Deposit Market Overview – Fresno County Community West Bancshares Solidifies its Position as Market Leader and Community Bank of Choice in Fresno County • Pro forma company’s deposits within the county will exceed $2.3B • CWBC’s market share within the county will exceed 12%, positioning it only behind the Money Center banks in the market • Median 5-year expected population growth within Fresno County of 1.19% far exceeds the California average of 0.05% • 2026 – 2031 projected household income change for the county of 11.6% vs. 11.3% nationally

17 L o a n C o m p o s it io n D e p o s it M ix C&D 6.1% 1-4 Fam 10.3% HELOC 1.1% OwnOcc CRE 13.4% Other CRE 36.5% Multifam 6.0% C&I 6.1% Consr & Other 20.4% $3.5B Total MRQ Yield: 6.48% Pro Forma Non Int. Bearing 35.5% NOW Accts 9.4% MMDA & Sav 39.2% Time Deposits < $100k 13.2% Time Deposits > $100k 2.7% $3.1B Total MRQ Cost of Total Deposits: 1.41% Non Int. Bearing 36.1% NOW Accts 7.7% MMDA & Sav 49.2% Time Deposits < $100k 1.3% Time Deposits > $100k 5.7% $1.1B Total MRQ Cost of Total Deposits: 1.13% Non Int. Bearing 35.7% NOW Accts 8.9% MMDA & Sav 41.8% Time Deposits < $100k 10.1% Time Deposits > $100k 3.5% $4.2B Total Cost of Total Deposits: 1.35% Complementary Loan & Deposit Mix Note: Bank level regulatory data shown Data as of September 30, 2025; Pro forma excludes the impact of purchase accounting adjustments Source: S&P Capital IQ Pro C&D 3.2% 1-4 Fam 4.5% HELOC 1.6% OwnOcc CRE 14.5% Other CRE 39.6% Multifam 6.3% C&I 6.3% Consr & Other 24.2% $2.5B Total MRQ Yield: 6.65% C&D 13.5% 1-4 Fam 25.2% OwnOcc CRE 10.8% Other CRE 28.7% Multifam 5.2% C&I 5.6% Consr & Other 10.9% $1.0B Total MRQ Yield: 5.92%

18 Investment Portfolio Comprehensive Due Diligence • Completed a coordinated comprehensive due diligence review with executives from Community West Bancshares & United Security Bancshares, along with advisors & consultants • Conducted thorough credit review completed by internal teams and third-party independent reviewers • Management’s previous M&A experience provided solid foundation for the due diligence process and will help facilitate integration • Market conditions have been an important consideration throughout the diligence process Diligence Focus Areas Legal Operations Financial and Accounting Asset Quality Treasury Information Technology Financial Reporting and Analysis Commercial Lending Human Resources Systems Compliance Consumer Lending Thorough Diligence Conducted Interest Rate Risk Balance Sheet Positioning

Pro Forma Financial Model Details

Tangible Book Value Per Share Dilution

($ in millions, except per share data)	$ in Millions	Millions of Basic Shares	$ per share
Community West Bancshares			
CWBC TBV as of September 30, 2025	**$292.2**	**19.1**	**$15.27**
(+) Net Income	32.2		
(-) Dividends	(6.9)		
(-) Amortization of Intangibles	0.8		
Standalone CWBC TBV at close (June 30, 2026)	**$318.3**	**19.1**	**$16.63**
Closing Adjustments & Pro Forma TBV:			
Standalone CWBC TBV at close (June 30, 2026)	**$318.3**	**19.1**	**$16.63**
(+) Stock Consideration to UBFO	191.8		
(-) Goodwill/Bargain Purchase Gain Created	(64.8)	8.0	
(-) CDI Created	(29.3)		
(-) CWBC After Tax Transaction Costs	(7.8)		
Pro Forma CWBC TBV at close (June 30, 2026)	**$408.3**	**27.1**	**$15.06**
TBV Dilution to CWBC ($)			**($1.57)**
TBV Dilution to CWBC (%)			**(9.5%)**
TBV Earnback Period			**3 Years**

Earnings Per Share[1]

($ in millions, except per share data)	2027E Pro Forma
CWBC Net Income Estimate	$47.7
UBFO Net Income Estimate	$16.8
CWBC EPS Estimate	$2.50
UBFO EPS Estimate	$0.96
After-Tax Transaction Adjustments	
Cost Savings	$10.4
Opportunity Cost of Cash	(0.5)
Accretion of Interest Rate Marks and AOCI	8.9
Core deposit intangible amortization	(5.1)
Pro Forma Net Income	**$78.2**
Pro Forma Average Diluted Shares	27,066,504
Pro Forma EPS	**$2.89**
CWBC EPS Accretion/(Dilution) (%)	**15.6%**

(1) CWBC 2027E net income based on Street Consensus estimates and UBFO 2027E net income based on internal estimate from CWBC's management

United Security Bancshares
Community West Bancshares 19

20 Non-GAAP Reconciliation Community West Bancshares United Security Bancshares ($ in 000's, unless otherwise indicated) Three months ended ($ in 000's, unless otherwise indicated) Three months ended Sep. 30 Sep. 30 2025 2025 Tangible common equity to tangible assets Tangible common equity to tangible assets Total common stockholders' equity $397,576 Total common stockholders' equity $137,382 Less: Goodwill 96,828 Less: Goodwill 4,488 Less: Other intangible assets 8,516 Less: Other intangible assets 0 Tangible common equity (A) 292,232 Tangible common equity (A) 132,894 Total Assets 3,612,264 Total Assets 1,235,620 Less: Goodwill 96,828 Less: Goodwill 4,488 Less: Other intangible assets 8,516 Less: Other intangible assets 0 Tangible assets (B) 3,506,920 Tangible assets (B) 1,231,132 Tangible common equity to tangible assets (A)/(B) (%) 8.33% Tangible common equity to tangible assets (A)/(B) (%) 10.79% Tangible common equity per common share Tangible common equity per common share Total common stockholders' equity 397,576 Total common stockholders' equity 137,382 Less: Goodwill 96,828 Less: Goodwill 4,488 Less: Other intangible assets 8,516 Less: Other intangible assets 0 Tangible common equity (C) 292,232 Tangible common equity (C) 132,894 Common shares outstanding (D) (actual) 19,138,677 Common shares outstanding (D) (actual) 17,557,427 Tangible common equity per common share (C)/(D) ($) $15.27 Tangible common equity per common share (C)/(D) ($) $7.57 Purchase price ($) $10.88 Purchase price / tangible common equity per common share (%) 143.7%